SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2006
QUESTCOR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	001-14758 (Commission File Number)	33-0476164 (I.R.S. Employer Identification No.)

3260 Whipple Road, Union City, California (Address of Principal Executive Offices)	94587 (Zip Code)
Registrant’s telephone number, including area code: (510) 400-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     This Current Report on Form 8-K is furnished by Questcor Pharmaceuticals, Inc., a California corporation (the “Company”), in connection with the matters described herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On February 27, 2006, the Company amended Article III, Section 2 of its Bylaws (the “Bylaw Amendment”) by resolution of the Board of Directors (the “Board”) to (i) set the number of directors of the Company at six (6), and (ii) allow the Board to set the number of directors within the range already provided for in the Company’s Bylaws by either a resolution duly adopted by the Board or by amendment of the Bylaws. The Bylaw Amendment does not in any way amend, alter or change the previously established range of authorized directors of five (5) to nine (9), as set forth in the Company’s Bylaws. The Bylaw Amendment also does not in any way amend, alter or change the shareholders’ ability to set the number of directors.
     The Bylaw Amendment is effective as of February 27, 2006 and is attached as Exhibit 3.1 to this Report.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit Description	Exhibit Number

Certificate of Amendment to the Questcor Pharmaceuticals, Inc. Bylaws, dated as of March 2, 2006.	3.1

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2006	QUESTCOR PHARMACEUTICALS, INC.
	By:	/s/ JAMES L. FARES
James L. Fares
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Description	Exhibit Number

Certificate of Amendment to the Questcor Pharmaceuticals, Inc. Bylaws, dated as of March 2, 2006.	3.1